UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 18, 2002

Healthtrac, Inc.
(formerly Virtualsellers.com, Inc.)
(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

000-14356
(Commission File Number)

911353658
(IRS Employer Identification No.)

Suite 1000, 120 North LaSalle Street, Chicago, Illinois 60602
(Address of principal executive offices and Zip Code

(312) 920-9120
Registrant's telephone number, including area code

Item 5. Other Materially Important Events

Edward W. Sharpless has been appointed President of our company effective September 18, 2002.

Edward Sharpless is a businessman with experience in the areas of management, technology, business development and strategic planning with both start-up and growth organizations. He was previously the President and Chief Executive Officer of Sullivan Park, Inc., a subsidiary of our company, and was responsible for developing and implementing direct sales plans and marketing programs. Mr. Sharpless is a resident of California.

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRAC, INC.

Date: September 19, 2002

/s/ Edward W. Sharpless
By: _____________________
Edward W. Sharpless,
President